AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1998

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            O'Reilly Automotive, Inc.
             (Exact name of registrant as specified in its charter)

           Missouri                                    44-0618012
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

  233 South Patterson
  Springfield, Missouri                                65802
(Address of Principal Executive Offices)               (Zip Code)

              O'Reilly Automotive, Inc. Director Stock Option Plan
                O'Reilly Automotive, Inc. 1993 Stock Option Plan

                        (Full title of each of the Plans)

                                David E. O'Reilly
                      President and Chief Executive Officer
                            O'Reilly Automotive, Inc.
                               233 South Patterson
                           Springfield, Missouri 65802
                     (Name and address of agent for service)

                                 (417) 862-6708
                        (Telephone number, including area
                           code, of agent for service)

                        Copies of all correspondence to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105


                         CALCULATION OF REGISTRATION FEE

                                                    Proposed         Proposed
Title of                                            maximum          maximum
securities       Amount           Offering          aggregate        amount of
to be            to be            price             offering         registra-
registered       registered(1)    per share(2)      price            tion fee
----------       ----------       ---------         -----------      --------

Common Stock      1,050,000       $ 29.50          $30,975,000      $9,137.63
$.01 par

(1) Represents the additional number of shares (1,000,000) available for issuance under the O'Reilly Automotive, Inc. 1993 Stock Option Plan for which previous registration statements on Form S-8 (Reg. Nos. 33-61632 and 33-91022) were filed with the Securities and Exchange Commission on April 27, 1993 and April 7, 1995, respectively and the additional number of shares (50,000) available for issuance under the O'Reilly Automotive, Inc. Director Stock Option Plan, for which a registration statement on Form S-8 (Reg. No. 33-61632) was filed with the Securities and Exchange Commission on April 27, 1993.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System on September 10, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The Registrant previously filed with the Securities and Exchange Commission (the "Commission") on April 27, 1993 and April 7, 1995, registration statements on Form S-8 (Registration Nos. 33-61632 and 91022, respectively) relating to securities offered under the O'Reilly Automotive, Inc. 1993 Stock Option Plan and the O'Reilly Automotive, Inc. Director Stock Option Plan. The contents of such previously filed registration statements on Form S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Item 3.  Incorporation of Documents by Reference

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form S-1 (File No. 33-58948) filed on March 2, 1993, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits

        The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number                           Description

4.1 Amendment to the O'Reilly Automotive, Inc. Director Stock Option Plan previously filed on Form 10-Q for the quarter ended March 31, 1998, dated May 15, 1998 as Exhibit 10.22 and incorporated herein by reference.

4.2 Amendment to the O'Reilly Automotive, Inc. 1993 Stock Option Plan previously filed on Form 10-Q for the quarter ended March 31, 1998, dated May 15, 1998 as Exhibit 10.21 and incorporated herein by reference.

5.1      Opinion of Gallop, Johnson & Neuman, L.C. filed herewith.

23.1     Consent of Ernst & Young LLP filed herewith.

23.2     Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1).

24 Power of Attorney (included on signature page of the registration statement).

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Springfield, state of Missouri, on September 7, 1998.


                                       O'REILLY AUTOMOTIVE, INC.



                                       By:  /s/ David E. O'Reilly
                                           David E. O'Reilly
                                           President and Chief Executive
                                           Officer


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of O'Reilly Automotive, Inc., hereby severally and individually constitute and appoint David E. O'Reilly, Lawrence P. O'Reilly and Robert H. Wexler and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                    Title                              Date
        ----                    -----                              ----

 /s/ David E. O'Reilly         President, Chief Executive      September 7, 1998
David E. O'Reilly              Officer and Director
                               (principal executive officer)

 /s/ James R. Batten           Vice-President of Finance and   September 7, 1998
James R. Batten                Chief Financial Officer
                               (principal financial officer)

 /s/ Lawrence P. O'Reilly      President, Chief Operating      September 7, 1998
Lawrence P. O'Reilly           Officer and Director


 /s/ Charles H. O'Reilly, Jr.  Chairman of the Board           September 7, 1998
Charles H. O'Reilly, Jr.       and Director


 /s/ Charles H. O'Reilly, Sr.  Chairman Emeritus and           September 7, 1998
Charles H. O'Reilly, Sr.       Director


 /s/ Rosalie O'Reilly Wooten   Executive Vice President        September 7, 1998
Rosalie O'Reilly Wooten        and Director


 /s/ Joe C. Greene             Director                        September 7, 1998
Joe C. Greene


 /s/ Jay D. Burchfield         Director                        September 7, 1998
Jay D. Burchfield


 /s/ Chris T. Stange           Director of Accounting/         September 7, 1998
Chris T. Stange                Controller
                               (principal accounting officer)

                                    FORM S-8

                            O'REILLY AUTOMOTIVE INC.


                                  EXHIBIT INDEX

  Exhibit
  Number                    Description                              Page
  --------                  -----------                              ----

  4.1       Amendment to the O'Reilly Automotive, Inc.
            Director Stock Option Plan.........................

  4.2       Amendment to the O'Reilly Automotive, Inc.
            1993 Stock Option Plan.............................

  5.1       Opinion of Gallop, Johnson & Neuman, L.C...........

  23.1      Consent of Ernst & Young LLP.......................

  23.2      Consent of Gallop, Johnson & Neuman, L.C.
            (included in Exhibit 5.1)..........................

  24        Power of Attorney (included on signature page
            of the registration statement).....................